Exhibit 10.6

GTX CORP.

PROMISSORY NOTE

$[50,000]	Issue Date: ___________________

GTX Corp., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Inpixon, a Nevada corporation, or its assigns (the “Holder”), up to an aggregate sum of [Fifty Thousand Dollars ($50,000)] or such other lesser amount as shall then equal the outstanding principal amount hereof (the “Principal Amount”), plus all accrued unpaid interest, as set forth below, on the earlier to occur of (i) [________]1 or (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below) (the “Maturity Date”). This Note is issued as of the Issue Date set forth above, pursuant to the terms of that certain Asset Purchase Agreement, dated as of June 27, 2019 (the “Agreement”), by and between the Company and the Holder.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Agreement. As used in this Note, the following terms, unless the context otherwise requires, shall have the following meanings:

(i) “Company” shall also include any corporation that, to the extent permitted by this Note, succeeds to, or assumes the obligations of, the Company under this Note.

(ii) “Holder”, when the context refers to a holder of this Note, shall mean any person who shall at the time be the holder of this Note.

2. Payments. All payments for amounts due under this Note shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder, and all payments in cash shall be applied first to the Interest Amount (as defined below) and thereafter to the Principal Amount.

3. Interest. Interest on the Principal Amount will accrue beginning on the date that is the earlier of (i) 180 days from the Issue Date and (ii) the Registration Effective Date, with respect to any outstanding portion of the Principal Amount, at the rate of five percent (5%) per annum (the “Interest Rate”). All accrued unpaid interest (the “Interest Amount”) shall be due and payable to the Holder on the Maturity Date. Upon the occurrence of an Event of Default (as defined below), interest shall accrue on the outstanding Principal Amount of this Note at the lesser of the rate of ten percent (10%) per annum or the maximum rate permitted by applicable law. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound annually, and shall be payable in accordance with the terms of this Note. Interest payments shall be payable in cash via wire transfer as set forth in Section 2.

[1]	The date that is 210 days from the Issue Date.

4. Events of Default. If any of the events specified in this Section 4 shall occur (herein individually referred to as an “Event of Default”), the Holder of this Note may, provided such condition exists, declare the entire Principal Amount and Interest Amount hereon immediately due and payable, by written notice to the Company:

(i) Any failure by the Company to pay any of the Principal Amount or Interest Amount on this Note when due hereunder, and such failure continues for ten (10) days after written notice to the Company thereof; or

(ii) The institution by the Company of proceedings to adjudicate the Company as bankrupt or insolvent, or the consent by the Company to the institution of such proceedings; the filing by the Company of a petition, answer or consent seeking reorganization or release under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by the Company to the filing of any such petition; the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property; or the making of an assignment by the Company for the benefit of creditors, or the taking of any corporate action by the Company in furtherance of any such action; or

(iii) The commencement of an action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation; unless, (a) within sixty (60) days after such commencement, the action has been resolved in favor of the Company, or all orders or proceedings thereunder affecting the operations or the business of the Company have been stayed; provided, however, that the stay of any such order or proceeding has not thereafter been set aside, or (b) within sixty (60) days after the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, without the consent or acquiescence of the Company thereto, such appointment is vacated.

(iv) A breach or default by the Company of any provision of the Agreement or the Transaction Documents that is not cured in accordance with the terms of the governing document.

5. Prepayment. This Note may be prepaid by the Company at any time without penalty or premium, in whole or in part.

6. Assignment. Subject to the restrictions on transfer described in Section 8 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon, and benefit the successors and assigns of, the Company and the Holder.

7. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of both the Company and the Holder.

8. Transfer of This Note. Holder may not transfer this Note or any right, title or interest herein, without the prior written consent of the Company, which consent shall not be unreasonably withheld.

9. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed given to a person designated below when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by e-mail or facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address or facsimile number or person as may be designated by notice to the other persons):

Holder:	Inpixon

2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

Attn: Nadir Ali

E-mail:nadir.ali@inpixon.com

with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, NY 10022

Attn: Melanie Figueroa, Esq.

E-mail: mxf@msk.com

Company:	GTX Corp

117 W. 9th Street, Suite 1214

Los Angeles, CA, 90015

Attn: Patrick Bertagna, CEO

E-mail: pbertagna@gtxcorp.com

with a copy (which shall not constitute notice) to:

Anthony L.G., PLLC

Attn: Laura Anthony

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Email: lanthony@anthonypllc.com

10. Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity of the loan evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed that which is permissible under applicable law. If at any time the performance of any provision of this Note or of any other agreement or instrument entered into in connection with this Note involves a payment exceeding the limit of the interest that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder that all payments under this Note are to be credited first toward the payment of interest, but not in excess of the lesser of (i) the agreed upon Interest Rate as set forth herein or (ii) that which is permitted by law; and payments shall thereafter be credited toward the reduction of the outstanding Principal Amount.

The provisions of this Section 10 shall under no circumstances be superseded or waived and shall control every other provision of this Note and all other agreements and instruments entered into between the Company and the Holder in connection with this Note.

11. Governing Law. In all respects, including all matters of construction, validity and performance, this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to principles thereof relating to conflicts or choice of law.

12. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

13. Waiver. Other than as specifically set forth and required above, the Company hereby waives default, demand for payment, notice, presentment, protest and notice of nonpayment or dishonor and all other notices or demands relating to this instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

COMPANY:

GTX Corp
a Nevada corporation

By:
Name: Patrick Bertagna
Title: Chief Executive Officer

HOLDER:

INPIXON
a Nevada corporation

By:
Name: Nadir Ali
Title: Chief Executive Officer

Address:	2479 E. Bayshore Road, Suite 195

Palo Alto, CA 94303

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